Exhibit (j)





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS Municipal Trust on Form N-1A ("Registration Statement") of our report dated July 24, 2008 relating to the financial statements and financial highlights which appears in the May 31, 2008 Annual Report to Shareholders of DWS Managed Municipal Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm and Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 25, 2008

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS Municipal Trust on Form N-1A ("Registration Statement") of our report dated July 24, 2008 relating to the financial statements and financial highlights which appears in the May 31, 2008 Annual Report to Shareholders of DWS Strategic High Yield Tax-Free Fund (formerly DWS High Yield Tax Free Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm and Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 25, 2008